JOINT VENTURE AGREEMENT Page 1
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Exhibit 10.12

                             JOINT VENTURE AGREEMENT

                                     BETWEEN

                          ORBITRONICS INVESTMENTS LTD.

                                       AND

                              OMNIVISION AFRICA LTD

                                 a subsidiary of

                      NOSTRAD TELECOMMUNICATIONS PTE. LTD.




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    ARTICLE        HEADING                                               PAGE

     I             PARTIES                                                I
     2, 3 ,4 & 5   ESTABLISHMENT OF COMPANY                               2
     6 & 7         PURPOSE AND PRINCIPAL BUSINESS ACTIVITIES          2 - 4
     8             DURATION                                               4
     9, 10, 11,
     12 & 13       SHARE CAPITAL                                      5 - 6
     14            ADMINISTRATION                                     7 -
     15            BOARD OF DIRECTORS                                     7
     16            MANAGEMENT                                             9
     17            AUDITING BOARD                                         9
     18            LABOUR                                                 9
     19            BUSINESS OF THE COMPANY                               10
     20            RESPONSIBILITIES OF PARTIES                           10
     21            MANAGEMENT AND TECHNICAL ASSISTANCE                   14
     22            ACCOUNTING MATTERS AND DMDEND POLICY                  14
     23            TAXES                                                 16
     24            PROMOTION OF COMPANY'S BUSINESS                       16
     25            CONFIDENTIALITY                                       17
     26            FORCE MAJEURE                                         17
     27            SHARE TRANSFERS                                       18
     28            TERMINATION                                           19
     29            CONSEQUENCES OF NOTICES UNDER ARTICLE 29              20
     30            REPRESENTATIONS AND WARRANTIES                        22
     31            MORE FAVOURABLE LAWS                                  22
     32            SUPREMACY AND COVENANTS                               23
     33            SUBSEQUENT LAWS                                       23
     34            INVESTMENT GUARANTEE                                  24
     35            OTHER TERMS                                           24
     36            GENERAL                                               24
     37            NOTICES                                               25
     38            ARBITRATION                                           26
     39            LANGUAGE TEXT                                         27


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PARTIES

Article 1

This Agreement is made between;

Orbitronics Investments Ltd a registered company in the Bahamas and having and address at PO Box N-3910, Providence House, East Hill Street, Nassau, the Bahamas and at Bauman House 2nd floor, Suite 224, PO box 3213 Kampala, Uganda.

And;

OmniVision Africa Ltd. a registered company in the British Virgin Islands, and with an address at 20 Bideford Road, #07-00 Wellington Building, Singapore 229921.

ESTABLISHMENT OF COMPANY

Article 2

The Company has been formed in accordance with the Foreign Investment Law, the Law on Economic Entities, the Partnership and Company Law and other relevant Ugandan laws and regulations.

Article 3

3.1 The name of the Company is OmniVision (U) Uganda Ltd.

3.2 The registered office of the Company is at 4 Muwesi Road, Bugolobi, Kampala, Uganda.

Article 4

The Company may upon the decision of the Board of Directors change its registered office and establish branch offices or other places of business in Uganda or elsewhere as the business of the Company may require from time to time.

All activities of the Company shall be governed by the laws, decrees and pertinent rules and regulations of Uganda.

Article 5

The parties shall share the profits and bear the risks and losses in accordance with the proportions of their respective holdings of shares in the share capital of the Company.


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PURPOSE AND PRINCIPAL BUSINESS ACTIVITIES

Article 6

The purpose of the Company shall be to establish, own and operate wireless Pay Television network, Paging Network, Internet Service Provider and other Telecommunications services in Uganda and to transact all other business not prohibited by the laws of Uganda.

Article 7

The principal business activities of the Company shall insofar as they are not prohibited under the laws of Uganda include the following:

7.1 to distribute subscription television services in Uganda and to provide marketing, sale, administration, editing and post-production services for subscriber television services;

7.2 to provide television programme services and sound broadcasting services and to write, film, record and supply programmes or parts of programmes suitable for television, video or sound broadcasting whether by the Company or by any other person, firm, corporation or authority;

7.3 to obtain all necessary permits or licences required for the purpose of enabling the Company to carry on its business upon such terms and conditions as may be acceptable to it; including other telecommunications ventures.

7.4 to acquire by purchase, exchange, lease or otherwise any land or building in, on or from which or in relation to which any production or occurrence in connection with the making of a television, video or sound broadcasting programme may take place, or which is otherwise suitable for the business of the Company;

7.5 to produce, promote, present, organise, arrange and provide every kind of entertainment, diversion or instruction which may provide suitable material for inclusion in a television, video or sound broadcasting programme;

7.6 to carry on any and all business and investment as provided for under the Articles of Association dated the 4th day of June 1997


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DURATION

Article 8

8.1 The duration of this agreement is for 50 years commencing on May 15 1997.

8.2 Where the parties agree to extend the duration of the Company they shall take all relevant and necessary steps to procure that the Company applies for and obtains an extension of the duration of the Company from the relevant authority.


SHARE CAPITAL

Article 9

The share capital of the Company is USD 100,000 divided into 100,000 shares of USD1.00 each.

Article 10

The shares subscribed and to be taken by each party in the share capital of the Company shall be as follows:

10.1 Orbitronics Investments Ltd has subscribed to 2,000 shares of USD1.00 each which is equal to 20% of the share capital of the Company

10.2 OmniVision has subscribed to 8,000 shares of USD1.00 each which is equal to 80% of the share capital of the Company.

The share capital of the Company may be subscribed and paid by the parties in cash (freely convertible currency) or by way of contribution of licenses, frequency spectrum, capital goods or industrial property (such as equipment, machinery, tools, components, spare parts, materials, technical know/how and or services) or premises or any combination thereof. The value of any capital goods or industrial property contributed as share capital by any party shall be agreed by the parties based on their assessment of international market prices applicable at the contribution.

Article 11

The share capital of the Company shall be subscribed and paid by the parties in such instalments at such time and in such manner and for such consideration as may be stipulated from time to time by resolution of the Board of Directors having regard to the


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requirements  of the  projects  and the  business  of the  Company and as may be determined by law

Article 12

It shall be a precondition to the obligation of OmniVision BVI to make the first or any subsequent instalment of its subscription to the share capital of or of any other contribution to the Company that there shall be delivered to OmniVision BVI the written opinion of a legal counsel agreed by OmniVision BVI confirming that OmniVision (U) is limited liability company duly constituted and of good standing under the laws of Uganda, with all corporate powers and authority and government approvals necessary in order to own or lease property and that it can carry out the business activities contemplated by the parties throughout its contemplated duration.

Article 13

13.1 Any further capital or finance which in the opinion of the parties is required by the Company shall be provided or guaranteed by the parties in the same proportions as their holdings of shares in the share capital of the Company. Such further capital or finance shall be provided or guaranteed at the time and in the manner stipulated by resolution of the Board of Directors.

13.2 The parties agree that to the extent that any of them suffers any loss in relation to loans made or credit given to the Company or guarantees, indemnities or security given in respect of the same they shall make contributions one to the other to the intent and effect that such losses are borne in the same proportions as their holdings of shares in the share capital of the Company.

13.3 The parties agree that should OmniVision BVI elect to vend-in any or all its shares into a PUBCO, that Orbitronics Ltd. will have the option to convert its shares to the PUBCO at the same price as OmniVision.

ADMINISTRATION

Article 14

14.1 Unless otherwise agreed by the Board of Directors:

14.1.1  the  company  secretary  of the  Company  shall  be  Christopher  Duncan
Farnworth

14.1.2 the first auditors of the Company shall be determined by the parties at a later date

14.1.3 the bankers of the Company shall be TBA

14.2 the financial year of the Company shall commence on the first day of January and


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end on the thirty-first day of December in each year.



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BOARD OF DIRECTORS

Article 15

15.1 At all times while this agreement remains in force that the Board of Directors shall comprise of 5 persons of whom 3 shall be nominated by OmniVision BVI and two by Orbitornics. In the event of any change in the proportions of holdings in the share capital of the Company, as set forth in Article 10, each party's representation on the Board of Directors shall be adjusted to a number of directors proportionate to the proportion of holdings of shares held after such change.

15.2 Any party shall be entitled at any time to remove or substitute any member or members of the Board of Directors so appointed by it, and to appoint another member in place of any member so appointed who for any reason ceases to be a member. Any such removal, substitution or appointment shall be made by notice in writing to the registered office of the Company with a copy to the other party and shall take effect at such date as may be specified in the notice. Any party removing a member of the Board of Directors shall further be responsible for and shall indemnify the other party and the Company against any claim by such member for unfair or wrongful dismissal or other compensation arising out of such removal.

15.3 Subject to the right of a party to remove any member appointed by it, the term of office of members of the Board of Directors shall be [3] years and may be renewed Provided that in the event that a member has been removed and replaced by another member during his term of office, the other member shall only hold office for the unexpired period of the said term.

15.4 OmniVision BVI shall be entitled to appoint the Chairman of the Board of Directors and one of the members.

15.5 The Board of Directors shall have the powers sufficient and necessary:

15.5.1   to establish the general policy of the Company;

15.5.2 to do all such acts and things as are not by law or by agreement or the Articles of Incorporation required to be exercised and done exclusively by the Company in general meeting; and

15.5.3 to enable its members to promote the best interest of the Company and to protect the respective interest of the parties.

The Board of Directors shall discharge its responsibilities in accordance with the provisions of this Agreement and the Articles of Association, the Foreign Investment Law and the Partnership and Company Law and other relevant laws.



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MANAGEMENT

Article 16

16.1 The Board of Directors shall appoint an executive director, one or more deputy executive directors, a company secretary, a general accountant and such other officers as the Board of Directors considers necessary for the proper conduct of the business of the Company.

16.2 The officers shall be appointed by the Board of Directors for such term, at such remuneration and upon such conditions as it may think fit and any officer so appointed may be removed by the Board of Directors whenever in its judgement the best interests of the Company will be served thereby.

16.3 All officers of the Company shall have such authority and perform such duties in the management of the Company as may be provided in the Articles of Association or as may be determined by the Board of Directors.


AUDITING BOARD

Article 17

The parties shall appoint one or more persons who are members of an internationally recognised body of accountants and have adequate knowledge and experience in international accounting principles standards and practices recognised by the Ministry of Finance of Uganda to, serve as members of the Auditing Board of the Company to supervise the activities of the Board of Directors and the financial affairs of the Company.


LABOUR

Article 18

The Company shall be free to recruit, employ, dismiss, pay wages and bonuses and give other benefits to, and negotiate and sign separate labour contracts with individual employees subject to the laws of Uganda and in accordance with policies formulated by the Board of Directors. The policies with respect to the recruitment, employment, dismissal, resignation, wages, welfare benefits, labour insurance, labour discipline and other terms and conditions of employment shall be determined by the Board of Directors in accordance with the laws of Uganda. The executive director shall be authorised by the Board of Directors to act in all matters of employment within the scope of such policies.

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BUSINESS OF THE COMPANY

Article 19

19.1 Except as the parties may otherwise agree in writing or save as otherwise provided or contemplated in this Agreement or in the annual business plan the parties shall exercise their powers in relation to the Company so as to ensure that:

19.1.1 the Company carries on and conducts its business and affairs in a proper and efficient manner and for its own benefit and in accordance with the annual business plan.

19.1.2   the Company transacts all its business on arms length terms;

19.1.3 the Company shall not enter into any agreement or arrangement restricting its competitive freedom to provide and take goods and services by such means and from and to such persons as it may think fit;

19.1.4 all business of the Company, other than routine day to day business, shall be undertaken and transacted by the Board of Directors;

19.1.5 subject to the annual business plan, the business of the Company shall be carried on pursuant to policies laid down from time to time by the Board of Directors;

19.1.6 the Company shall maintain with a well established and reputable insurer adequate insurance against all risks usually insured against by companies carrying on the same or a similar business and (without prejudice to the generality of the foregoing) for the full replacement or reinstatement value of all its assets of an insurable nature;

19.1.7 the Company shall not acquire, dispose of, hire, lease, license or receive licences of any assets, goods, rights or services otherwise than at the best price reasonably obtainable in the circumstances; and

19.1.8 if the Company requires any approval, consent or licence for the carrying on of its business in the places and in the manner in which it is from time to time carried on or proposed to be carried on the Company will use its best endeavours to maintain the same in full force and effect.

Article 20

The parties shall be respectively responsible for the following matters:

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20.1  In  addition  to  and  without   prejudice  to   Orbitronics   contractual
responsibilities specified elsewhere in this Agreement, the Uganda Party's responsibilities shall be as follows:

20. 1.1 registering the Company with the Taxation Authority, opening in the name of the Company the foreign currency and local bank accounts.

20.1.3 using its best efforts to obtain any preferential tax, customs, foreign exchange or other treatment that is or may become available to the Company;

20.1.4 providing the Company with suitable office and control room, studio space comprising an area of at least 500 square metres at the most favourable rent and other terms obtainable;

20.1.5 assisting in the selection of Uganda contractors to participate in the design and construction of the Company's facilities;

20.1.6 applying for all permissions, consents, approvals, licences, certificates and permits in legally effectual form as may be necessary lawfully to commence and carry on the erection, assembly, testing, commissioning and initial operation of the Company's wireless pay television network and telecommunications business and , assisting OmniVision BVI's personnel Party and any foreign contractors engaged in connection therewith to obtain any necessary registrations or licences in Uganda;

20.1.8 applying for any necessary import and export licences (including for those items imported as part of the contribution to the share capital) and handling customs formalities on behalf of the Company;

20.1.9 assisting the Company to procure (by purchase, lease or otherwise) within Uganda stable and adequate supplies of all materials, components, equipment and of office supplies, water, gas, electricity, and telephone\fax and facsimile services, and all other items and facilities required for the business of the Company including connections to public roads, sewage and storm water facilities), on terms no less favourable than those available to state enterprises or other domestic business entities;

20.1.10 assisting the Company to handle procedures for transportation within Uganda of the items mentioned in Articles 20.1.8 and 20.1.9 above;

20.1.11 assisting the Company to recruit Uganda management personnel, staff and workers on the basis of merit in accordance with the open selection system specified in Article 18;

20.1.12 assisting foreign personnel (including foreign directors, managers, technicians, workers, contractors, professional advisers and others engaged on a full or part-time basis in relation to the operation of the Company, and their families) to obtain Ugandan visas


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and work permits, and making satisfactory accommodation arrangements for them in
Uganda;

20.1.13 contacting banks and other financial organisations in Uganda as directed by the board of directors, holding discussions with them in respect to the raising of finance and provision of guarantees required by the Company, and obtaining all documents, approvals or registrations required under Ugandan law in order to make such loans or guarantees effective;

20.1.14 providing the Company with copies of Ugandan laws, regulations, notices and other relevant information needed by them;

20.1.15 supplying the Company with relevant information on the domestic Ugandan market (including pricing and distribution information) to facilitate its operations;

20.1.16 in the event of the issue of any law, regulation or notice within Uganda that is detrimental to the interests of the Company, or the occurrence of any other administrative or commercial event that is detrimental to their interests, liaison with the relevant authorities and using its best endeavours to remove the detrimental effects of such law, regulation, notice or event; and

20.1.17 handling other matters entrusted to it by the Company.

20.2  In  addition  to and  without  prejudice  to  OmniVision  BVI  contractual
responsibilities  specified  elsewhere  in  this  agreement,   OmniVision  BVI's
responsibilities shall be as follows

20.2.1  supplying  the  technical   know-how  required  for  the  establishment,
commissioning, testing and operation of the wireless pay television network;

20.2.2 co-ordinating, superintending and supervising of the erection, assembly testing, commissioning and initial operation of the Company's wireless pay television network and generally of the carrying out of the business of the Company;

20.2.3 making available to the Company an experienced executive director to manage the business;

20.2.4 providing training in the operation of the wireless pay television network for local personnel of the Company;

20.2.5  assisting  the  Company  to select  foreign  contractors  to manage  the
erection,  assembly,  testing,   commissioning  and  initial  operation  of  the
Company's wireless pay television network;

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20.2.6  assisting the Company to procure (by purchase,  lease or otherwise) from overseas materials, components, equipment, office supplies, means of transport and other items at the most favourable prices obtainable;

20.2.7 assisting the Company to handle procedures for transportation to Kampala, Uganda of the items mentioned in Article 20.2.6 above;

20.2.8 assisting the Company to recruit foreign management personnel and technicians on the basis of merit in accordance with the open selection system specified in Article 18;

20.2.9 assisting Uganda personnel (including the Company's directors, managers, technicians, workers and others engaged on a full or part-time basis, and their families) to obtain visas and work permits abroad in order to participate in technical training, board meetings or other work relating to the operation of the Company;

20.2.10 contacting banks and other financial organisations outside Uganda and holding discussions with them in respect to the raising of finance and provision of guarantees required by the Company;

20.2.11 advising on promotional and marketing campaigns for the wireless pay television network;

20.2.12 assisting the Company to promote its services on the Uganda market by providing relevant data in its possession on pricing, supply and demand, and the like in targeted segments of the markets;

20.2.13 providing the Company with information available outside of Uganda which is required by it to carry out its responsibilities under Article 20.1 above; and

20.2.14 handling other matters entrusted to it by the Company.


MANAGEMENT AND TECHNICAL ASSISTANCE

Article 21

The parties shall as soon as may be practicable after the registration of the Company procure that the Company shall enter into a Management and Technical Assistance Agreement in respect of the Company's business with OmniVision BVI to provide:

21.1 proprietary technology and know-how on the establishment and operation of the wireless pay television network in consideration of a technical assistance fee equal to 3 percent of the gross monthly subscription fees received by the Company from subscribers of the wireless pay television network; and


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22.2 exclusive programming and operational management services to the Company in consideration of a management fee equal to 3 percent of the gross monthly revenues of the Company.

ACCOUNTING MATTERS AND DIVIDEND POLICY

Article 22

22.1 The parties shall procure that:

22.1.1 the Company shall at all times maintain accurate and complete accounting and other financial records in accordance with the requirements of all applicable laws and generally accepted accounting principles applicable in Uganda

22.1.2 quarterly management accounts containing such information as either party shall reasonably require shall be prepared and despatched by the Company to the parties within 30 days of the end of the quarter in question

22.1.3 each party and its respective authorised representatives shall be allowed access at all reasonable times to examine the books and records of the Company

22.1.4 the accounting and other financial records of the Company shall be audited by an independent international public accounting firm at the end of each financial year.

22.1.5 the monetary unit to be used in bookkeeping shall be US Dollar and UShs.

22.1.6 all accounts and other records shall be kept in English language.

The Company shall submit an annual financial report (duly audited by the auditors for the time being of the Company) and an annual management report of its Board of Directors at the end of each financial year to the relevant authorities after they have been presented to and approved by the parties in their annual ordinary general meeting.

22.2 The parties shall procure that the Company shall prepare an annual business plan which shall include the following:

22.2.1 an estimate of the working capital requirements of the Company incorporated within a cash flow statement together with an indication of the amount (if any) which it is consistent prudent to retain out of the previous financial year's distributable profits to meet such working capital requirements

22.2.2   a projected profit and loss account

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22.2.3  an   operating   budget   (including   estimated   capital   expenditure
requirements) and balance sheet forecast

22.2.4   a review of the projected business

22.2.5   a summary of business objectives

The first annual business plan shall be prepared within [30] days of the date of the registration of the Company. Annual business plans in respect of subsequent financial years shall be submitted for approval by the Board of Directors not later than [60] days before the commencement of the financial year in question].

22.3 Subject to circumstances prevailing at the relevant time including in particular the working capital requirements of the Company, and such provisions and transfers to reserve and depreciation as the Board of Directors shall consider prudent and proper after consulting with the auditors for the time being of the Company or as may be required by the laws of Ugandan, it is the intention of the parties that the Company shall distribute by way of cash dividend in respect of each financial year not less than 30 % of the post-tax profits of the Company for that financial year. In deciding whether in respect of any financial year the Company had profits available for distribution the parties shall procure that the auditors for the time being, Company shall certify whether such profits are available or not and the amount thereof (if any). In giving such certificate such auditors shall act as experts and,: arbitrators and their determination shall be binding on the parties.

Article 23

23.1 The Company shall pay all taxes in accordance with the relevant laws of Uganda subject to such preferences, relief's, benefits, concessions, exemptions, incentives and privileges that may have been extended to the Company.

23.2 The Ugandan  Party shall use all  reasonable  endeavours  to obtain for the
Company:

23.2.1 the most favourable tax rates and tax preferences, relief's, benefits, concessions, exemptions, incentives, privileges and reductions available to business entities with foreign investment capital in Uganda

23.2.2 exemption or the most beneficial reduction from import duties on all articles, commodities, components, equipment, goods, machinery, materials, products, materials, spare parts, transport vehicles and other items required to be imported for the businesses and activities of the Company

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23.3 If the tax laws of Uganda  shall be  amended to be more  favourable,  then, subject to any relevant approval that may be required the Company's tax regime (or any category of such tax) shall be correspondingly amended.


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PROMOTION OF COMPANY'S BUSINESS

Article 24

24.1 Each of the parties to this Agreement covenants to use its best endeavours to maintain, promote and develop the business of the Company to the best advantage and to further the reputation and interests of the Company.

24.2 Each of the parties to this Agreement covenants that for as long as it is a party to this Agreement and for a period of [24] months thereafter it shall not and shall procure that no company owned or controlled by it shall be engaged concerned or interested either directly or indirectly and whether on its own behalf or on behalf of or in association with others or in any capacity whatever in carrying on in competition with the Company anywhere within Uganda the business of providing wireless pay television services or any other business conducted by the Company.

24.3 Each of the parties to this Agreement covenants that for as long as it is a party to this Agreement and for a period of [24] months, thereafter it shall not and shall procure that no company owned or controlled by it and no person on it or their behalf shall canvass solicit the custom of or endeavour to entice away from the Company any person firm or company which has at any time during the 12 months before the termination of Agreement been a customer of or in the habit of dealing with the Company.

24.4 The restrictions contained in respectively Articles 25.2 and 25.3 are consider reasonable by the parties but in the event that any such restriction shall be found to be unenforceable but would be valid if some part or parts of it were deleted or the period or area of application reduced such restriction shall apply with such modification as may be necessary to make it valid and effective.


CONFIDENTALITY

Article 25

25.1 Each party shall at all times use its best endeavours to keep confidential (and to procure that its respective employees and agents shall keep confidential) any confidential information which it or they may acquire in relation to the Company or in relation to the clients business or affairs of the other party to this Agreement or of the Company and shall not use or disclose such information except with the consent of that other party and/or of the Company or in accordance with the order of a court of competent jurisdiction or in the case of information relating to the Company for the advancement of the business of the Company.

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25.2 The parties to this Agreement  shall procure that the Company shall use all reasonable endeavours to ensure that its officers employees and agents observe a similar obligation of confidence in favour of the parties.

25.3 The obligations of each of the parties contained in Article 25.1 shall continue without limit in point of time but shall cease to apply to any information coming into the public domain otherwise than by breach by any such party of its said obligations Provided that nothing contained in this Article 25 shall prevent any party from disclosing any such information to the extent required in or in connection with legal proceedings arising out of this Agreement or any matter relating to or in connection with the Company.

25.4 For the purposes of this Article 25 the expression 'party' shall include the subsidiary companies of any party and any other company controlled by such other party and the employees or agents of that party and of such subsidiary or controlled companies.


FORCE MAJEURE

Article 26

26.1 In the event that either of the parties ('Relevant Party') to this Agreement

26.1.1   forthwith notify the other party in writing;

26.1.2 within 14 days thereof provide detailed information of the event and explaining the reasons for its inability to perform this agreement; and

26.1.3 use and continue diligently to use all reasonable efforts to remove the cause of the force majeure, then the Relevant Party shall be excused performance or the punctual performance, as the case may be, as from the date of such notice for so long as the event of force majeure shall continue.

26.2 For the purposes of this Agreement, 'force majeure' shall mean, in respect of the party claiming force majeure, any event which:

26.2.1 is beyond the control of the Relevant Party;

26.2.2 is unforeseen, or if foreseen, is unavoidable; and

26.2.3 totally or substantially prevents the performance of any obligation under this Agreement by the Relevant Party.

Force majeure events shall include but shall not be limited to exceptional adverse weather conditions, floods, droughts, storms, lightning, high winds,
typhoons,   earthquakes,


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natural  disasters,   aircraft's  or  aerial  objects,   explosion,  fire,  war,
hostilities, insurgencies, terrorism's, civil commotion's, riots, strikes or lock-outs on a city or industrial scale, industrial disputes, industrial actions by workmen, shortage of [labour, goods and materials, and (in the case where OmniVision BVI is the Relevant Party) acts or regulations of government and political interference's with the activities of the Relevant Party or the Company.

26.3 Each party undertakes, notwithstanding that it is not the party whose performance is affected, to co-operate and use its best endeavours to assist in removing the cause of the force majeure.


SHARE TRANSFERS

Article 27

Save as otherwise expressly provided in this Agreement neither party/ shall be entitled during the term of this Agreement to sell, transfer, encumber grant options over or otherwise dispose of any of the shares or any beneficial interest in any of the shares now owned or to be acquired after the date of this Agreement by it in the share capital of the Company under or pursuant to this Agreement or by virtue of its holding of shares in the share capital of the Company except in compliance with the provisions of the Articles of Incorporation of the Company.


TERMINATION

Article 28

28.1 This Agreements hall continue in full force and effect until terminated in accordance with the provisions of this Article.

28.2 Either of the parties to this Agreement shall be entitled to terminate this Agreement immediately by notice in writing to the other party (but not after 90 days of the event in question first coming to the attention of the party entitled to give the notice) if any of the events set out below shall occur. The said events are:

28.2.1 if the other party shall commit any breach of any of its obligations under this Agreement and shall fail to remedy such breach (if capable of remedy) within 30 days after being given notice by the first party so to do or

28.2.2 if the other party shall go into liquidation or dissolution whether compulsory or voluntary (except for the purposes of a bona fide reconstruction or amalgamation with the consent of the first party such consent not to be unreasonably withheld) or if the other

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party  shall have an  administrator  appointed  or if a receiver  administrative receiver or manager shall be appointed over any part of the assets or undertaking of the other party

28.2.3 if the accumulated losses of the Company are so great that the Company cannot carry out its objectives or continue its business activities successfully

28.2.4 if the Company is no longer in a position to pay its debts or becomes insolvent or ceases to carry on business

28.2.5 if any event of force majeure continues for a period of 6 months

28.2.6 pursuant to Article 38.4 where applicable

28.3 OmniVision BVI shall be entitled to terminate this Agreement immediately by notice in writing to Orbitronics Party if any of the events set out below shall occur:

28.3.1 any change in the circumstances or laws of Uganda which affects or is likely to affect in a material manner:

28.3.1.1 the viability of the business of the Company including that resulting from an increase in tax payable or the imposition of additional tax;

28.3.1.2 OmniVision BVI's expected returns in terms of capital or profits including that resulting from an increase in tax payable or the imposition of additional tax;

28.3.1.3 the rights or interests of OmniVision BVI's in the Company or under this agreement; or

28.3.1.4 the ability of OmniVision BVI's to repatriate its capital or profits or the timing in respect thereof

28.3.2 the nationalisation or expropriation of the assets of the Company or the assets of or investment of OmniVision BVI's in the Company

28.3.3 pursuant to Articles 33 or 38.4 where applicable.

28.4 This Agreement hall terminate if at any time as a result of a transfer of shares made in accordance with this Agreement and/or the Company's Articles of Incorporation either party holds no shares in the share capital of the Company but without prejudice to any rights which either party may have against the other party arising prior to such termination (including without limit the provisions of Article 36.1 below).

28.5 This Agreement shall terminate immediately if an effective resolution is passed to dissolve the Company or if a liquidating commission is otherwise appointed (but without

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prejudice to any rights either party may have against the other arising prior to such termination).


CONSEQUENCES OF NOTICES UNDER ARTICLE 28

Article 29

29.1 If either party shall serve a valid  notice of  termination  under  Article
28.2 that party, ('the Terminator') shall be entitled by that notice to require the other party ('the Terminatee') either to purchase all (but not some only) of the shares in the Company of the Terminator or to sell to the Terminator all (but not some only) of the shares of the Terminatee in the Company in either case at a price determined in accordance with the provisions of Article 29.2. Upon exercise of any such right by the Terrriinator it and the Terrninatee shall become bound respectively to sell or purchase on the terms set out below. If in a valid per Truncation notice no such power of sale or purchase is exercised by the Terminator the parties shall procure that the Company shall be immediately dissolved.

29.2 The purchase  price of the shares to be bought and sold pursuant to Article
29.1 shall be their fair value as agreed between the parties to such sale and purchase or in default of agreement within 15 days after the service of the notice of termination such sum as shall be certified (at the request of either such party) by the auditors for the time being of the Company to be the fair value of such shares on the date when the termination notice was served. In so certifying the auditors are irrevocably instructed to value the shares to be bought and sold as the same proportion of the market value of the Company as a whole on that date as the relevant shareholding bears to the whole issued share capital of the Company on that date but otherwise they shall take into account all such circumstances as shall seem to them relevant. In so acting such auditors are instructed to act as experts and not as arbitrators and their decision shall (save in respect of manifest error) be final and binding on the parties to such sale and purchase for all purposes and their costs shall be borne in equal shares by such parties.

29.3 Completion of the sale and purchase of shares pursuant to the provisions of
Article 29.1 shall take place at the registered office of the Company at [10.00 am] on the [second] business day after the price payable for such shares has been agreed or determined in accordance with the provisions of Article 29.2 (or such other time and/or place as the parties may agree) and in respect of which the provisions of Articles 29.4, 29.5 and 29.6 shall then have effect.

29.4 At any completion of the sale and purchase of shares pursuant to Article 29 in return for cash (or such other means of payment which is agreed by the seller) for the full amount of the purchase money for the shares being bought and sold (determined in accordance with the respective provisions of Article 29 (as applicable)) and such other amounts as are referred to in Article 29.5 the seller shall deliver to the purchaser duly

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executed share transfers for the shares being sold in favour of the purchaser or as it may direct together with the relevant share certificate(s) (or an acceptable indemnity in lieu).

29.5 If any party ('the Outgoing Party') shall elect or become bound to transfer all its shares in the Company to the other party to this Agreement under or pursuant to the provisions of Article 29.5 that other party shall upon or immediately prior to completion of such transfer procure: ,

29.5.1 the immediate release of all guarantees indemnities and similar covenants (if any) given by the Outgoing Party in favour or for the benefit of the other Company under or pursuant to Article 13 (and pending such release shall indemnify and keep the Outgoing Party fully and effectively indemnified from and against all claims arising under such guarantees indemnities and similar covenants (if any).

29.5.2 the immediate repayment to the Outgoing Party of all money advanced to the Company under or pursuant to Article 13.1 that Outgoing Party by way of loan and then outstanding (if any) together with all interest (if any) down to the date of actual payment (as well before as after judgement)

29.6 The parties shall exercise all voting and other rights available to them to ensure the implementation of the preceding provisions of this Article and that any provisions contained in the Articles of Incorporation of the Company restricting transfers of shares (including without limit the provisions of Article 14) shall be waived or suspended to allow such sales and purchases to proceed as provided above and the parties shall procure the registration of any transfer of any shares in the Company pursuant to this Agreement accordingly.


REPRESENTATIONS AND WARRANTIES

Article 30

Each of the parties represents and warrants to the other that it has full power to enter into and perform its obligations under this Agreement and the execution of this Agreement on its behalf and the performance of its obligations under this Agreement have been duly authorised by all necessary corporate action, and the obligations expressed as being assumed by it under this Agreement constitute its valid, legal and binding obligations enforceable against it in accordance with their terms.

MORE FAVOURABLE LAWS

Article 31

Should the laws of Uganda relating to participation in such investment as is contemplated by this Agreement and to the relations established thereby, be amended to be more

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favourable  to either or both of the  parties,  then,  provided  neither  of the parties is put at a disadvantage thereby, this Agreement shall be amended to take advantage of such new legislation.


SUPREMACY

Article 32

32.1 If any provisions of the Articles and Covenants of Incorporation of the Company at any time conflict with any of the provisions of this Agreement the provisions of this Agreement shall prevail and the parties shall whenever necessary exercise all voting and other rights and powers available to them to procure the amendment of the Articles of Incorporation to the extent necessary to permit the Company and its affairs to be carried out as provided in this Agreement.

32.2 Each of the parties shall exercise all voting rights and other powers of control available to them in relation to the Company so as to procure (so far as each is respectively able by the exercise of such rights and powers) that at all times during the term of this Agreement the provisions concerning the structure and organisation of the Company and the regulation of its affairs set out in this Agreement are duly observed and given full force and effect and all actions required of the parties under this Agreement and the Articles of Incorporation are carried out in a timely manner. Without prejudice to the generality of the above each party to this Agreement shall procure that (subject to their fiduciary duties) each of the directors appointed by it under or pursuant to
Article 16.1 shall execute and do all such acts and things and give and confer all such powers and authorities as they would have been required to execute do give and/or confer had they been a party to this Agreement and had covenanted in the same terms as the party which appointed them.

32.3 Each of the parties shall exercise all voting rights and other powers of control available to them to ensure that any meeting of the Board of Directors and every general meeting has the necessary quorum throughout.

SUBSEQUENT LAWS

Article 33

Uganda or any governmental agency after the registration of the, no subsequently enacted laws, ordinances, decrees or regulations of the Government authority or agency shall have a retroactive effect on this agreement or incorporation, the Articles of Incorporation and the conduct of the Company's operations and business in Uganda. Any application of such adverse laws, ordinances, decrees or regulations to the aforesaid shall entitle the OmniVision BVI to terminate this Agreement.

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INVESTMENT GUARANTEE

Article 34

The capital and assets invested in the Company by OmniVision Party shall not be requisitioned or expropriated through administrative measures of the Government of Uganda and the Company shall not be nationalised by the Government of Uganda. In the event that the Government of Uganda requisitions, expropriates or nationalises the capital and assets of OmniVision BVI or of the Company, the Orbitronics shall use its best efforts to procure by the Government of Uganda promptly pays full compensation for such capital and assets.


OTHER TERMS

Article 35

All other terms relating to the activities of the Company which are not stipulated in this Agreement or the Articles of Association shall be implemented by the parties in accordance with the Foreign Investment Law of Uganda, the Law on Partnerships and Companies and other relevant laws.


GENERAL

Article 36

36.1 This Agreement shall be binding upon the parties to this Agreement and their respective successors and permitted assigns Provided that neither of the parties to this Agreement shall be entitled to assign this Agreement or any of its rights and obligations under this Agreement except by a transfer of that party's shares in the Company which is permitted under the express terms of this Agreement and/or which is made in accordance with the Articles of Incorporation or which is otherwise approved in writing by the other party to this Agreement and (in either case) on terms that the transferee shall covenant with that other party to perform all the obligations of the transferor under this Agreement.

36.2 No exercise or failure to exercise or delay in exercising any right power or remedy vested in any party under or pursuant to this Agreement shall constitute a waiver by that party of that or any other right power or remedy.

36.3 Nothing in this Agreement shall be deemed to constitute a partnership between the parties to this Agreement or constitute any party the agent of the other party or otherwise entitle any party to have authority to bind the other party for any purpose.

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36.4  Each  party  shall  bear  its  own  costs  of or in  connection  with  the preparation and execution of this Agreement but all costs, legal fees and other expenses incurred in the formation of the Company shall be borne and paid by the Company.

36.5 This Agreement(together with the Articles of Association and all agreements and documents executed contemporaneously with it or referred to in it) constitutes the entire agreement between the parties in relation to its subject matter and supersedes all prior agreements and understandings whether oral or written with respect to such subject matter and no variation of this Agreement shall be effective unless reduced to writing and signed by or on behalf of a duly authorised representative of each of the parties to this Agreement.

36.6 In the event that any term condition or provision of this Agreement is found or held to be inconsistent or a violation of any applicable law statute or regulation the same shall be deemed to be deleted from this Agreement and shall be of no force and effect and this Agreement shall remain in full force and effect as if such term condition or provision had not originally been contained in this Agreement. Notwithstanding the above in the event of any such deletion the parties shall negotiate in good faith in order to agree the terms of a mutually acceptable and satisfactory alternative provision in place of the provision so deleted. If an agreement on the alternative provision cannot be reached by the parties within 30 days of the provision in question being so found or held to be inconsistent or a violation, an alternative provision reflecting the economic and legal substance of the provision so deleted as closely as possible shall be determined by arbitration pursuant to Article 38.

36.7 This Agreement may be executed in any number of counterparts or duplicates each of which shall be an original but such counterparts or duplicates shall together constitute but one and the same agreement.

36.8 Time shall be of the essence for the purposes of any provision of this Agreement.

NOTICES

Article 37

37.1 Any notice to be given by any party to this Agreement shall be, in writing and shall be deemed duly served if delivered personally or by facsimile transmission or by prepaid registered post (airmail in the case of an address for service outside Uganda) to the addressee at the address or (as the case may the facsimile number of that party set opposite its name below:

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Orbitronics Investments Ltd
PO Box N-3910, Providence House
East Hill Street, Nassau
the Bahamas

and at Bauman House
2nd floor, suite 224
PO box 3213
Kampala, Uganda

Fax 25641-230388

OmniVision East Africa Ltd.
20 Bideford Road
#07-01 Wellington Building
Singapore

Facsimile number: (65) 738-8142

or at such other address (or facsimile number) as the party to be served may have not been in accordance with the provisions of this Article.

37.2 Any notice sent by facsimile shall be deemed served when despatched and any notice served by prepaid registered post shall be deemed served [7] days after posting to an address in Uganda or [14] days after posting to an address outside Uganda. In proving the service of any notice it will be sufficient to prove in the case of a letter that such letter was properly stamped addressed and placed in the post or delivered or left at the current address if delivered personally and in the case of a facsimile that such facsimile transmission was duly despatched to the facsimile number of the addressee given above or subsequently not filed for the purposes of this Agreement.


ARBITRATION

Article 38

38.1 Any dispute arising from the performance or interpretation of this Agreement or the Articles of Association which cannot be resolved amicably by the parties, and any other matter specifically referred to arbitration under any provision of this Agreement or the Articles of Incorporation shall be referred to arbitration in Singapore before a single arbitrator in accordance with the Rules of the Singapore International Arbitration Centre. The language to be used in the arbitration shall be English.

38.2 In reaching a decision, the arbitration body shall:

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38.2.1  first  apply  the  provisions  of  this  Agreement  or the  Articles  of
Association interpreted in accordance with the plain meaning, of its terms save to the extent that they are inconsistent, mandatory provision of the laws of Uganda;

38.2.2   give effect to all mandatory provisions of the laws of Uganda;

38.2.3 apply the laws of Uganda which are specifically referred to and incorporated in this Agreement and the Articles of Incorporation; and

38.2.4 apply the laws of Singapore if Articles 38.2.1, 38.2.2 and 38.2.3 prove insufficient for a decision.

38.3 The decision of the arbitrator shall be made and binding upon the parties and the party liable to carry out a decision or award given in pursuance of this
Article 39 shall abide by and comply with the decision or award within the time specified for compliance or, if no time is specified, within 30 days after the communication thereof to the parties. Judgement upon the award rendered may be entered in any court having jurisdiction or application may be made to such court for a judicial acceptance of the award without re-examination of the merits of the case and for an order of enforcement, as the case may be. To this effect, neither party shall interpose any procedural objection to the enforcement of any such decision by the other party through any competent court of law.

38.4 If a party liable to carry out a final decision or award given in accordance with this Article 39 fails to comply therewith within the time specified for compliance or, if no time is specified, within 30 days after the communication thereof to the parties, the party in favour of which the decision or award has been given, shall be entitled to terminate this Agreement by notice in writing to the other party.

38.5 During any arbitration, the parties shall continue to perform and observe all provisions of this Agreement and the Articles of Association to the extent that the same are not affected by the matter in dispute.


LANGUAGE TEXT

Article 39

This Agreement is made in English.

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IN WITNESS WHEREOF the authorised  representatives  of the parties have made and subscribed this Agreement this 30th day of May 1997.

For and on behalf of:

Orbitronics Investments Ltd         )
                                    )        : ----------------------------
                                                Mr. Galib Kara, Director

For and on behalf of:

OmniVision Africa Ltd.              )
                                    )        : ----------------------------
                                               Mr. Chris Farnworth, Director